Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 24, 2025, relating to the financial statements of Soulpower Acquisition Corp. as of June 10, 2024 and for the period from May 14, 2024 (inception) through June 10, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 24, 2025